Exhibit 99.3

HEALTHSOUTH CORPORATION

OFFER TO EXCHANGE ALL OUTSTANDING

FLOATING RATE SENIOR NOTES DUE 2014 (CUSIP NOS. 421924BA8 AND U42268AJ8)

FOR

FLOATING RATE SENIOR NOTES DUE 2014 WHICH HAVE BEEN REGISTERED

UNDER THE SECURITIES ACT OF 1933, AS AMENDED

AND

10.75% SENIOR NOTES DUE 2016 (CUSIP NOS. 421924BD2 AND U42268AK5)

FOR

10.75% SENIOR NOTES DUE 2016 WHICH HAVE BEEN REGISTERED

UNDER THE SECURITIES ACT OF 1933, AS AMENDED

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2007, UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:

Enclosed for your consideration is a prospectus, dated             , 2007 (the “prospectus”), and the related letter of transmittal (the “letter of transmittal”), relating to the offer (the “exchange offer”) of HealthSouth Corporation (the “Company”) to exchange (i) its floating rate notes due June 15, 2014, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for its outstanding floating rate notes due June 15, 2014 (the “floating rate restricted notes”) and (ii) its 10.75% senior notes due June 15, 2016, which have been registered under the Securities Act, for its outstanding 10.75% senior notes due June 15, 2016 (the “fixed rate restricted notes” and together with the floating rate restricted notes, the “restricted notes”), upon the terms and subject to the conditions described in the prospectus and the letter of transmittal. The exchange offer is being made in order to satisfy certain obligations of the Company contained in the registration rights agreement dated June 14, 2006, by and among the Company, the subsidiary guarantors referred to therein and the initial purchasers referred to therein.

This material is being forwarded to you as the beneficial owner of the restricted notes held by us for your account but not registered in your name. A TENDER OF SUCH RESTRICTED NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the restricted notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed prospectus and letter of transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the restricted notes on your behalf in accordance with the provisions of the exchange offer. The exchange offer will expire at 5:00 P.M., New York City time, on             , 2007, unless extended by the Company. Any restricted notes tendered pursuant to the exchange offer may be withdrawn at any time before the expiration date.

Your attention is directed to the following:

1.	The exchange offer is for any and all restricted notes.

2.	The exchange offer is subject to certain conditions set forth in the prospectus in the section captioned “The Exchange Offer—Conditions to the Exchange Offer.”

3.	Any transfer taxes incident to the transfer of restricted notes from the holder to the Company will be paid by the Company, except as otherwise provided in the instructions in the letter of transmittal.

4.	The exchange offer expires at 5:00 P.M., New York City time, on , 2007, unless extended by the Company.

If you wish to have us tender your restricted notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER RESTRICTED NOTES.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the exchange offer made by HealthSouth Corporation with respect to its restricted notes.

This will instruct you to tender the restricted notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the prospectus and the related letter of transmittal.

The undersigned expressly agrees to be bound by the enclosed letter of transmittal and that such letter of transmittal may be enforced against the undersigned.

☐        Please tender the restricted notes held by you for my account as indicated below:

Aggregate principal amount

at maturity of restricted notes

Floating rate restricted notes due June 15, 2014: $________________

Fixed rate restricted notes due June 15, 2016: $__________________

☐        Please do not tender any restricted notes held by you for my account.

Dated: ___________________, 2007

Signature(s): ____________________________________________________________________________

Print name(s) here: _______________________________________________________________________

Print address(es): ________________________________________________________________________

Area code and telephone number(s): _________________________________________________________

Tax identification or social security number(s):  ________________________________________________

NONE OF THE RESTRICTED NOTES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL THE RESTRICTED NOTES HELD BY US FOR YOUR ACCOUNT.

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